STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of January 2, 2008, by and between Robert Rieger (“Purchaser”) and Lank Acquisition, LLC (“Seller”).

WITNESSETH:

WHEREAS, Purchaser desires to purchase from the Seller and the Seller desires to sell to Purchaser an aggregate of 20,000 shares (the “Shares”) of the common stock, par value $.0001 per share (the “Common Stock”), of Lank Acquisition Corp. (the “Company”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Shares

Section 1.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, Seller hereby sells, assigns, transfers and conveys to the Purchaser the Shares and the Purchaser hereby purchases the Shares from the Seller for a per share cash purchase price of $.007 (an aggregate cash purchase price of $140.00 (the “Purchase Price”)). Purchaser shall pay the Purchase Price by check payable to the order of Seller.

ARTICLE II

Representations and Warranties Regarding the Seller

Seller hereby represents and warrants to the Purchaser as follows:

Section 2.1. Authorization. It has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

Section 2.2. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a “Person”) is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Seller.

Section 2.3. Ownership of the Shares. Seller owns the Shares beneficially and of record, free and clear of any liens, claims or encumbrances (collectively, “Encumbrances”). Seller has not entered into any agreement, arrangement or other understanding (i) granting any option, warrant or right of first refusal with respect to the Shares to any Person, (ii) restricting Seller’s right to sell the Shares to the Purchaser or (iii) restricting any other of Seller’s rights with respect to the Shares. Seller has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Shares to the Purchaser free and clear of any Encumbrances. Upon payment in full of the Purchase Price, the Purchaser will acquire good, valid and marketable title to the Shares, free and clear of any Encumbrances created by the Seller.

Section 2.4. Brokers. No Person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser's or similar fee from it in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE III

Representations and Warranties Regarding the Purchaser

Purchaser hereby represents and warrants to the Seller as follows:

Section 3.1.  Authorization. He has the power and authority to execute and deliver this Agreement and to perform his obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.2.  Access to Information. He has received all information regarding the Company he deems necessary or advisable to evaluate the risks and merits of an investment in the Shares. He acknowledges that neither the Seller nor any of its authorized representatives have made any representation or warranty regarding the Company or an investment in the Shares, other than as contained herein.

Section 3.3.  Brokers. No person is or will be entitled to a broker’s, finder’s, investment banker’s, financial adviser’s or similar fee from him in connection with this Agreement or any of the transactions contemplated hereby.

ARTICLE IV

Survival, Amendment and Waiver

Section 4.1. Survival. The representations and warranties contained in this Agreement or any certificate delivered in connection herewith shall survive the sale of the Shares as contemplated hereby.

Section 4.2. Amendments. This Agreement (including the provisions of this Section 4.2) may not be amended or modified except by an instrument in writing signed on behalf of all of the parties affected by such amendment or modification.

Section 4.3. Extension; Waiver. The parties hereto may (i) extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of the other parties hereto or satisfaction of any of the conditions to such party's obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of a party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

ARTICLE V

Miscellaneous

Section 5.1. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

If to the Purchaser:	Robert Rieger
287 Bowman Avenue
Purchase, NY  10577
Tel:  (914) 251-0810
Fax: (914) 253-8789

If to the Seller:	Lank Acquisition, LLC
10 Glenville Street
Greenwich, CT 06831
Tel: 914-925-1298
Fax: [              ]
Attention: Mark C. Davis

Any party hereto, by notice given to the other parties hereto in accordance with this Section 5.1 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

Section 5.2. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

Section 5.3. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 5.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

Section 5.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

Section 5.6. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 5.7. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

Section 5.8.  Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

Section 5.9. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.

Section 5.10. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LANK ACQUISITION LLC

By:	/s/ Mark C. Davis
Mark C. Davis
Co-Managing Member

/s/ Robert Rieger
Robert Rieger